Exhibit 99.1
Contact
Investor Relations
Phone: (441) 278-0988
Email: investorrelations@endurance.bm
ENDURANCE REPORTS SECOND QUARTER NET INCOME OF $58.6 MILLION AND GROWTH IN DILUTED BOOK VALUE PER SHARE OF 4.1%
PEMBROKE, Bermuda — July 27, 2010 — Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported net income of $58.6 million and $0.97 per diluted common share for the second quarter of 2010 versus net income of $149.1 million and $2.42 per diluted common share in the second quarter of 2009. Driven by a combination of earnings and an improvement in unrealized investment gains, book value per diluted share was $47.78 at June 30, 2010, an increase of 4.1% for the quarter.
For the six months ended June 30, 2010, net income was $114.4 million and $1.88 per diluted common share versus net income of $227.4 million and $3.65 per diluted common share for the six months ended June 30, 2009. Year to date, book value per diluted share increased 7.1% as a result of earnings and improvements in unrealized investment gains.
Operating highlights for the quarter ended June 30, 2010 were as follows:
•	Net premiums written of $450.8 million, a decrease of 6.1% over the same period in 2009;

•	Combined ratio of 91.0%, which included 6.5 percentage points of favorable prior year loss reserve development;

•	Net investment income of $33.4 million, a decrease of $55.5 million over the same period in 2009;

•	Operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, of $57.7 million and $0.96 per diluted common share;

•	Operating return on average common equity for the quarter of 2.0%, or 8.2% on an annualized basis; and

•	Book value of $47.78 per diluted common share, up 4.1% from March 31, 2010.
Operating highlights for the six months ended June 30, 2010 were as follows:
•	Net premiums written of $1,153.7 million, an increase of 8.5% over the same period in 2009;

•	Combined ratio of 93.8%, which included 8.3 percentage points of favorable prior year loss reserve development;

•	Net investment income of $89.8 million, a decrease of $63.6 million over the same period in 2009;

•	Operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, of $117.9 million and $1.94 per diluted common share;

•	Operating return on average common equity for the first half of the year of 4.2%, or 8.4% on an annualized basis; and

•	Book value of $47.78 per diluted common share, up 7.1% from December 31, 2009.

David Cash, Chief Executive Officer, commented, “Endurance generated solid financial results during a quarter characterized by challenging underwriting and investing conditions. Our diluted book value per common share increased by $1.89 to $47.78 per share during the quarter, a return of 4.7% including dividends paid. Our U.S. insurance operations, including our crop insurance business, was a strong contributor to our overall results. Outside our underwriting operations, we experienced a fifth consecutive quarter of strong total returns on our investment portfolio, generating $80 million of combined net investment income and realized and unrealized gains on our portfolio, a strong achievement in an investing environment that remains volatile.”
Insurance Segment
Operating highlights for Endurance’s Insurance segment for the quarter ended June 30, 2010 were as follows:
•	Net premiums written of $195.0 million, an increase of 26.8% from the second quarter of 2009;

•	Combined ratio of 94.1%, an improvement of 0.8 percentage points from the second quarter of 2009; and

•	Favorable prior year loss reserve development of 3.6 percentage points during the current period, compared to 8.9 percentage points of favorable prior year loss reserve development in the second quarter of 2009.
Operating highlights for Endurance’s Insurance segment for the six months ended June 30, 2010 were as follows:
•	Net premiums written of $543.9 million, an increase of 14.2% from the same period in 2009;

•	Combined ratio of 93.2%, an increase of 2.8 percentage points from the same period in 2009; and

•	Favorable prior year loss reserve development of 6.9 percentage points during the current period, compared to 14.0 percentage points of favorable prior year loss reserve development in the same period in 2009.
For the second quarter and first six months of 2010, net premiums written in the Insurance segment have increased due to higher retentions in the Company’s agriculture and U.S. property and casualty lines of business, partially offset by a reduction in premiums from exiting the workers’ compensation line of business in February 2009. Within the agriculture line of business, the Company purchased less third party reinsurance and, due to improved growing conditions compared to a year ago, reduced cessions to the Federal Crop Insurance Corporation, leading to increased net premiums. Beginning in the second quarter of 2009, Endurance also reduced reinsurance purchases on its U.S. property and casualty insurance lines of business as the U.S. insurance operations have matured.
The improvement in the Insurance segment combined ratio in the second quarter of 2010 compared to 2009 resulted from a decrease in the acquisition expense ratio partially offset by an increase in the net loss and general and administrative expense ratios. The current quarter combined ratio benefitted from 3.6 points of favorable loss reserve development compared to 8.9 points of favorable development in the second quarter of 2009. Favorable development in the current quarter was driven by the short tail and other lines of business.
The Insurance segment combined ratio increased in the first half of 2010 compared to the same period in 2009 primarily from an increase in the net loss ratio, which was driven predominantly by lower levels of favorable prior year loss reserve development recorded during the current period, partially offset by improved current accident year results in the agriculture and property lines of business. Endurance recorded less favorable loss reserve development in the first six months of 2010 compared to the same period in 2009 across all lines of insurance business.

Reinsurance Segment
Operating highlights for Endurance’s Reinsurance segment for the quarter ended June 30, 2010 were as follows:
•	Net premiums written of $255.8 million, a decrease of 21.6% from the second quarter of 2009;

•	Combined ratio of 87.9%, an increase of 3.8 percentage points from the second quarter of 2009; and

•	Favorable prior year loss reserve development of 9.4 percentage points during the current period, compared to 7.7 percentage points of favorable prior year loss reserve development in the second quarter of 2009.
Operating highlights for Endurance’s Reinsurance segment for the six months ended June 30, 2010 were as follows:
•	Net premiums written of $609.8 million, an increase of 3.9% from the same period in 2009;

•	Combined ratio of 94.3%, an increase of 3.1 percentage points from the same period in 2009; and

•	Favorable prior year loss reserve development of 9.4 percentage points during the current period, compared to 4.6 percentage points of favorable prior year loss reserve development in the same period in 2009.
The decline in net premiums written in the Reinsurance segment in the second quarter of 2010 resulted primarily from the catastrophe, casualty and property lines of business. Within the catastrophe line of business, lower premiums reflected pricing declines and the Company’s choice to reduce the limits it deployed during mid-year renewals. Casualty net premiums written declined 32.2% in the current quarter, as one large contract renewal was delayed from the second quarter to the third quarter, as well as from the non-renewal of several contracts that no longer met our return requirements. Within the property line of business, premiums declined due to the absence of favorable premium adjustments compared to the second quarter of 2009. In the first six months of 2010 net premiums written increased 3.9% over the same period in 2009 driven by the strong renewals experienced in the first quarter of 2010.
The Reinsurance segment’s combined ratio in the second quarter of 2010 increased 3.8 points as a result of a higher net loss ratio from catastrophe losses related to European flooding and from a higher level of smaller regional industry catastrophe events occurring in the United States during the second quarter. The current period’s loss ratio benefitted from 9.4 percentage points of favorable loss reserve development compared to 7.7 percentage points in the second quarter of 2009.
For the first six months of 2010, the Reinsurance segment reported a combined ratio of 94.3% compared to 91.2% for the same period in 2009. The increase in the combined ratio was largely attributable to a greater frequency of catastrophe events in 2010, including the Chilean earthquake and Windstorm Xynthia that generated net losses of approximately $63.0 million in the first half of 2010.
Investments
Endurance’s net investment income for the quarter ended June 30, 2010 was $33.4 million, a decrease of 62.5% or $55.5 million as compared to the same period in 2009 and $89.8 million for the six months ended June 30, 2010, a decrease of 41.4% or $63.6 million as compared to the same period in 2009. During the second quarter and six months ended June 30, 2010, Endurance’s net investment income included mark to market losses of $7.0 million and gains of $10.0 million, respectively, on its alternative investments and high yield loan funds included in other investments, as compared to gains of $40.5 million and $51.0 million in the second quarter and first six months of 2009 respectively. Investment income generated from Endurance’s fixed maturity investments decreased by $6.6 million and $19.6 million for the three and six months ended June 30, 2010 compared to the same periods in 2009 due to lower reinvestment rates during the current periods and the short duration of the portfolio. The ending book yield on Endurance’s fixed maturity investments at June 30, 2010 was 3.22%, down from 3.29% at December 31, 2009.
Endurance’s fixed income investments, which comprise approximately 93.7% of Endurance’s investments as of June 30, 2010, maintained an average credit quality of AA+ as of June 30, 2010. Endurance recorded net realized gains on investment sales of $2.7 million during the second quarter and $6.2 million of net realized gains for the first six months of 2010 compared to net realized investment losses of $1.5 million and net realized investment gains of $1.7 million during the same periods in 2009.
Endurance ended the second quarter of 2010 with cash and invested assets of $6.2 billion, which represents a 3.6 % increase from December 31, 2009. Net operating cash flow was $216.2 million for the six months ended June 30, 2010 versus $225.8 million for the same period in 2009.
Capitalization and Shareholders’ Equity
At June 30, 2010, Endurance’s shareholders’ equity was $2.8 billion or $47.78 per diluted common share versus $2.8 billion or $44.61 per diluted common share at December 31, 2009. During the three months ended June 30, 2010, Endurance repurchased 1,876,153 of its common shares and share equivalents for an aggregate repurchase price of $69.4 million. Year-to-date, Endurance has repurchased 3,210,806 shares and share equivalents in private and open market transactions for an aggregate repurchase price of $117.8 million.
Earnings Call
Endurance will host a conference call on July 28, 2010 at 9:30 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (866) 416-5346 (toll-free) or (913) 312-1411 (international) and entering pass code: 7761408. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through August 11, 2010 by dialing (888) 203-1112 (toll-free) or (719) 457-0820 (international) and entering the pass code: 7761408.
The public may access a live broadcast of the conference call at the “Investors” section of Endurance’s website, www.endurance.bm. Following the live broadcast, an archived version will continue to be available on Endurance’s website.
A copy of Endurance’s financial supplement for the second quarter of 2010 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.
Operating income, operating return on average common equity, operating income per dilutive common share, operating income allocated to common shareholders and combined ratio excluding prior year net loss reserve development are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.
About Endurance Specialty Holdings
Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes property, casualty, healthcare liability, agriculture, workers’ compensation, professional lines of insurance and property, catastrophe, casualty, agriculture, marine, aerospace, and surety and other specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit www.endurance.bm.
Safe Harbor for Forward-Looking Statements
Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words “should,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.
All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2009.
Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED BALANCE SHEETS
(in thousands of United States dollars, except share and per share amounts)

	June 30,	December 31,
	2010	2009
Assets
Cash and cash equivalents	$690,761	$528,944
Fixed maturity investments, available for sale, at fair value	4,908,774	4,548,618
Short term investments, available for sale, at fair value	272,706	534,678
Preferred equity securities, available for sale, at fair value	11,952	11,023
Other investments	346,938	351,352
Premiums receivable, net	1,086,818	565,348
Deferred acquisition costs	175,479	146,979
Securities lending collateral	281,391	66,913
Prepaid reinsurance premiums	143,438	120,941
Losses recoverable	247,888	467,664
Accrued investment income	30,880	30,367
Goodwill and intangible assets	186,657	191,450
Deferred tax assets	25,941	17,252
Receivable on pending investment sales	1,935	632
Other assets	78,880	84,533

Total Assets	$8,490,438	$7,666,694

Liabilities
Reserve for losses and loss expenses	$3,274,637	$3,157,026
Reserve for unearned premiums	1,186,857	832,561
Net deposit liabilities	39,641	42,638
Securities lending payable	281,391	66,968
Reinsurance balances payable	209,533	220,435
Debt	528,363	447,664
Payable on pending investment purchases	39,906	25
Other liabilities	86,005	112,094

Total Liabilities	5,646,333	4,879,411

Shareholders’ Equity
Preferred shares Series A, non-cumulative — 8,000,000 issued and outstanding (2009 — 8,000,000)	8,000	8,000
Common shares 52,663,877 issued and outstanding (2009 — 55,115,702)	52,664	55,116
Additional paid-in capital	822,572	929,577
Accumulated other comprehensive income	138,605	52,148
Retained earnings	1,822,264	1,742,442

Total Shareholders’ Equity	2,844,105	2,787,283

Total Liabilities and Shareholders’ Equity	$8,490,438	$7,666,694

Book Value per Common Share
Dilutive common shares outstanding	55,333,473	57,996,331
Diluted book value per common share[a]	$47.78	$44.61

Note:	All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2009, which was derived from Endurance’s audited financial statements.

[a]	Excludes the $200 million liquidation value of the preferred shares.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands of United States dollars, except share and per share amounts)

	Quarter Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009
Revenues
Gross premiums written	$489,568	$559,155	$1,308,437	$1,342,461

Net premiums written	$450,803	$480,027	$1,153,745	$1,062,942
Change in unearned premiums	5,592	(45,807)	(332,161)	(250,447)

Net premiums earned	456,395	434,220	821,584	812,495
Other underwriting (loss) income	(2,663)	596	(2,368)	4,193
Net investment income	33,351	88,834	89,830	153,384
Net realized gains (losses) on investment sales	2,657	(1,500)	6,201	1,741

Total other-than-temporary impairment losses	(738)	(37,809)	(1,507)	(49,935)
Portion of loss recognized in accumulated other comprehensive income	(254)	31,165	(346)	31,165

Net impairment losses recognized in earnings	(992)	(6,644)	(1,853)	(18,770)

Total revenues	488,748	515,506	913,394	953,043

Expenses
Losses and loss expenses	292,947	270,816	525,544	490,952
Acquisition expenses	66,708	63,850	130,652	132,124
General and administrative expenses	55,676	54,529	114,641	114,786
Amortization of intangibles	2,588	2,588	5,176	5,176
Net foreign exchange losses (gains)	129	(27,723)	6,100	(27,785)
Interest expense	9,050	7,538	16,658	15,093

Total expenses	427,098	371,598	798,771	730,346

Income before income taxes	61,650	143,908	114,623	222,697
Income tax (expense) benefit	(3,057)	5,232	(241)	4,740

Net income	58,593	149,140	114,382	227,437
Preferred dividends	(3,875)	(3,875)	(7,750)	(7,750)

Net income available to common and participating common shareholders	$54,718	$145,265	$106,632	$219,687

Per share data
Basic earnings per common share	$1.02	$2.53	$1.97	$3.83

Diluted earnings per common share	$0.97	$2.42	$1.88	$3.65

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the quarter ended June 30, 2010
	Insurance	Reinsurance	Totals

Revenues
Gross premiums written	$231,626	$257,942	$489,568
Ceded premiums written	(36,639)	(2,126)	(38,765)

Net premiums written	194,987	255,816	450,803

Net premiums earned	227,858	228,537	456,395
Other underwriting loss	—	(2,663)	(2,663)

Total underwriting revenues	227,858	225,874	453,732

Expenses
Net losses and loss expenses	170,773	122,174	292,947
Acquisition expenses	16,554	50,154	66,708
General and administrative expenses	27,146	28,530	55,676

	214,473	200,858	415,331

Underwriting income	$13,385	$25,016	$38,401

Net loss ratio	74.9%	53.5%	64.2%
Acquisition expense ratio	7.3%	21.9%	14.6%
General and administrative expense ratio	11.9%	12.5%	12.2%

Combined ratio	94.1%	87.9%	91.0%

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the quarter ended June 30, 2009
	Insurance	Reinsurance	Totals

Revenues
Gross premiums written	$230,792	$328,363	$559,155
Ceded premiums written	(77,030)	(2,098)	(79,128)

Net premiums written	153,762	326,265	480,027

Net premiums earned	223,588	210,632	434,220
Other underwriting income	103	493	596

Total underwriting revenues	223,691	211,125	434,816

Expenses
Net losses and loss expenses	166,046	104,770	270,816
Acquisition expenses	20,855	42,995	63,850
General and administrative expenses	25,179	29,350	54,529

	212,080	177,115	389,195

Underwriting income	$11,611	$34,010	$45,621

Net loss ratio	74.3%	49.8%	62.4%
Acquisition expense ratio	9.3%	20.4%	14.7%
General and administrative expense ratio	11.3%	13.9%	12.5%

Combined ratio	94.9%	84.1%	89.6%

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the six months ended June 30, 2010
	Insurance	Reinsurance	Totals

Revenues
Gross premiums written	$695,967	$612,470	$1,308,437
Ceded premiums written	(152,039)	(2,653)	(154,692)

Net premiums written	543,928	609,817	1,153,745

Net premiums earned	373,534	448,050	821,584
Other underwriting loss	(2)	(2,366)	(2,368)

Total underwriting revenues	373,532	445,684	819,216

Expenses
Net losses and loss expenses	256,857	268,687	525,544
Acquisition expenses	33,980	96,672	130,652
General and administrative expenses	57,267	57,374	114,641

	348,104	422,733	770,837

Underwriting income	$25,428	$22,951	$48,379

Net loss ratio	68.8%	59.9%	64.0%
Acquisition expense ratio	9.1%	21.6%	15.9%
General and administrative expense ratio	15.3%	12.8%	13.9%

Combined ratio	93.2%	94.3%	93.8%

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the six months ended June 30, 2009
	Insurance	Reinsurance	Totals

Revenues
Gross premiums written	$753,006	$589,455	$1,342,461
Ceded premiums written	(276,814)	(2,705)	(279,519)

Net premiums written	476,192	586,750	1,062,942

Net premiums earned	404,262	408,233	812,495
Other underwriting income	3,062	1,131	4,193

Total underwriting revenues	407,324	409,364	816,688

Expenses
Net losses and loss expenses	264,850	226,102	490,952
Acquisition expenses	45,696	86,428	132,124
General and administrative expenses	54,938	59,848	114,786

	365,484	372,378	737,862

Underwriting income	$41,840	$36,986	$78,826

Net loss ratio	65.5%	55.4%	60.4%
Acquisition expense ratio	11.3%	21.2%	16.3%
General and administrative expense ratio	13.6%	14.6%	14.1%

Combined ratio	90.4%	91.2%	90.8%

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS
As Reported

	For the quarter ended June 30
	Insurance		Reinsurance		Total
	2010	2009	2010	2009	2010	2009

Net loss ratio	74.9%	74.3%	53.5%	49.8%	64.2%	62.4%
Acquisition expense ratio	7.3%	9.3%	21.9%	20.4%	14.6%	14.7%
General and administrative expense ratio	11.9%	11.3%	12.5%	13.9%	12.2%	12.5%

Combined ratio	94.1%	94.9%	87.9%	84.1%	91.0%	89.6%

Effect of Prior Year Net Loss Reserve Development
Favorable / (Unfavorable)

	For the quarter ended June 30
	Insurance		Reinsurance		Total
	2010	2009	2010	2009	2010	2009

Net loss ratio	3.6%	8.9%	9.4%	7.7%	6.5%	8.3%

Net of Prior Year Net Loss Reserve Development

	For the quarter ended June 30
	Insurance		Reinsurance		Total
	2010	2009	2010	2009	2010	2009

Net loss ratio	78.5%	83.2%	62.9%	57.5%	70.7%	70.7%
Acquisition expense ratio	7.3%	9.3%	21.9%	20.4%	14.6%	14.7%
General and administrative expense ratio	11.9%	11.3%	12.5%	13.9%	12.2%	12.5%

Combined ratio	97.7%	103.8%	97.3%	91.8%	97.5%	97.9%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS
As Reported

	For the six months ended June 30
	Insurance		Reinsurance		Total
	2010	2009	2010	2009	2010	2009

Net loss ratio	68.8%	65.5%	59.9%	55.4%	64.0%	60.4%
Acquisition expense ratio	9.1%	11.3%	21.6%	21.2%	15.9%	16.3%
General and administrative expense ratio	15.3%	13.6%	12.8%	14.6%	13.9%	14.1%

Combined ratio	93.2%	90.4%	94.3%	91.2%	93.8%	90.8%

Effect of Prior Year Net Loss Reserve Development
Favorable / (Unfavorable)

	For the six months ended June 30
	Insurance		Reinsurance		Total
	2010	2009	2010	2009	2010	2009

Net loss ratio	6.9%	14.0%	9.4%	4.6%	8.3%	9.3%

Net of Prior Year Net Loss Reserve Development

	For the six months ended June 30
	Insurance		Reinsurance		Total
	2010	2009	2010	2009	2010	2009

Net loss ratio	75.7%	79.5%	69.3%	60.0%	72.3%	69.7%
Acquisition expense ratio	9.1%	11.3%	21.6%	21.2%	15.9%	16.3%
General and administrative expense ratio	15.3%	13.6%	12.8%	14.6%	13.9%	14.1%

Combined ratio	100.1%	104.4%	103.7%	95.8%	102.1%	100.1%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, excluding prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)
The following tables show Endurance’s gross and net premiums written for the quarters and six months ended June 30, 2010 and 2009:

	Quarter Ended June 30, 2010		Quarter Ended June 30, 2009
	Gross Premiums	Net Premiums	Gross Premiums	Net Premiums
	Written	Written	Written	Written

Insurance
Agriculture	$54,170	$45,169	$56,235	$28,713
Professional lines	56,567	49,422	62,079	54,370
Casualty	55,406	37,527	50,605	28,291
Property	43,158	40,950	40,084	22,125
Healthcare liability	22,442	22,031	23,202	22,871
Workers’ compensation	(117)	(112)	(1,413)	(2,608)

Subtotal Insurance	$231,626	$194,987	$230,792	$153,762

Reinsurance
Catastrophe	$123,808	$123,808	$148,380	$148,380
Casualty	56,919	56,831	83,813	83,805
Property	39,999	39,999	55,245	55,245
Aerospace and Marine	24,131	22,101	23,568	21,540
Surety and other specialty	13,085	13,077	17,357	17,295

Subtotal Reinsurance	$257,942	$255,816	$328,363	$326,265

Total	$489,568	$450,803	$559,155	$480,027

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)

	Six Months Ended June 30, 2010		Six Months Ended June 30, 2009
	Gross Premiums	Net Premiums	Gross Premiums	Net Premiums
	Written	Written	Written	Written

Insurance
Agriculture	$404,369	$313,276	$434,645	$252,016
Professional lines	90,075	77,024	97,216	83,992
Casualty	89,634	58,565	81,229	46,171
Property	69,681	55,038	67,835	39,612
Healthcare liability	42,758	40,554	42,915	40,080
Workers’ compensation	(550)	(529)	29,166	14,321

Subtotal Insurance	$695,967	$543,928	$753,006	$476,192

Reinsurance
Catastrophe	$246,477	$246,567	$257,829	$257,829
Casualty	164,893	164,094	159,205	158,974
Property	104,521	104,521	90,032	90,032
Aerospace and Marine	42,197	40,132	35,795	33,670
Surety and other Specialty	54,382	54,503	46,594	46,245

Subtotal Reinsurance	$612,470	$609,817	$589,455	$586,750

Total	$1,308,437	$1,153,745	$1,342,461	$1,062,942

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS
(in thousands of United States dollars, except share and per share amounts)
The following is a reconciliation of Endurance’s net income, net income per diluted common share, net income allocated to common shareholders under the two-class method and annualized return on average common equity to operating income, operating income per diluted common share, operating income allocated to common shareholders under the two-class method and annualized operating return on average common equity (all non-GAAP measures) for the quarters and six months ended June 30, 2010 and 2009:

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net income	$58,593	$149,140	$114,382	$227,437
Add (Less) after-tax items:
Net foreign exchange losses (gains)	97	(26,804)	5,969	(26,853)
Net realized (gains) losses on investments sales	(1,967)	1,800	(4,317)	(378)
Net impairment losses recognized in earnings	992	6,644	1,853	18,770

Operating income before preferred dividends	57,715	130,780	117,887	218,976
Preferred dividends	(3,875)	(3,875)	(7,750)	(7,750)

Operating income available to common and participating common shareholders	$53,840	$126,905	$110,137	$211,226

Operating income allocated to common shareholders under the two-class method	$52,738	$124,516	$108,019	$207,278

Weighted average dilutive common shares	55,209,516	58,895,178	55,764,486	58,984,177

Operating income per diluted common share	$0.96	$2.11	$1.94	$3.51

Average common equity [a]	$2,632,596	$2,164,569	$2,615,694	$2,141,440

Operating return on average common equity	2.0%	5.9%	4.2%	9.9%

Annualized operating return on average common equity	8.2%	23.5%	8.4%	19.7%

Net income	$58,593	$149,140	$114,382	$227,437
Preferred dividends	(3,875)	(3,875)	(7,750)	(7,750)

Net income available to common and participating common shareholders	$54,718	$145,265	$106,632	$219,687

Net income allocated to common shareholders under the two-class method	$53,598	$142,532	$104,581	$215,581

Net income per diluted common share	$0.97	$2.42	$1.88	$3.65

Return on average common equity, Net income	2.1%	6.7%	4.1%	10.3%

Annualized return on average common equity, Net income	8.3%	26.8%	8.2%	20.5%

[a]	Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $200 million liquidation value of the preferred shares.
Operating income and operating income per diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income allocated to common shareholders (excludes unvested restricted shares outstanding which are considered participating) per diluted common share represents operating income divided by weighted average dilutive common shares, which has been calculated in accordance with the two-class method under U.S. GAAP. Operating income represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income and net income per dilutive common share determined in accordance with the two-class method under GAAP, Endurance believes that showing operating income and operating income per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to how management analyzes Endurance’s underlying business performance. Operating income and operating income per dilutive common share should not be viewed as substitutes for GAAP net income and net income per dilutive common share, respectively.
Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.
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